Exhibit 3.1

ARTICLES OF INCORPORATION
OF
DOLLAR TREE, INC.
(As amended, effective June 23, 2008)

ARTICLE I
NAME

The name of the Corporation is DOLLAR TREE, INC.

ARTICLE II
PURPOSES AND POWERS

The purpose for which the Corporation is organized is to engage in any lawful business not required by the Virginia Stock Corporation Act to be stated in the Articles of Incorporation.

The Corporation shall have all of the corporate powers of any character which are not prohibited by law or required to be stated in the Articles of Incorporation.

ARTICLE III
CAPITAL STOCK

A.           Authorized Shares.  The aggregate number of shares that the Corporation shall have the authority to issue is  Ten Million (10,000,000) shares of Preferred Stock, One Cent ($.01) par value per share, and Three Hundred Million (300,000,000) shares of Common Stock, One Cent ($.01) par value per share.

B.           Preferred and Common Stock.  The designations, preferences, voting powers and relative, participating, optional other special rights of the Preferred Stock and the Common Stock, and the qualifications, limitations and restrictions of such preferences and rights, shall be in accordance with Sections B(1) through B(6) of this Article III.

1.           Issuance of Preferred Stock.  The Preferred Stock may be issued from time to time, in one or more series, each of which series shall be designated by such appropriate designations as may be stated in such amendment or amendments to these Articles of Incorporation providing for the issuance of the stock of such series as may be adopted by the Board of Directors from time to time, a copy of which amendment or amendments shall have been filed with and made effective (without shareholder approval) by the State Corporation Commission of Virginia as required by law.  Subject to the provisions hereof, all shares of any one series shall be alike in every particular and except for the relative rights and preferences as to which there may be variations between different series as set forth in this Article III, all shares of Preferred Stock shall be alike in every particular.  The Board of Directors shall have power and authority, subject to all the provisions of these Articles and of the Virginia Stock Corporation Act, to state and determine, in the amendment or amendments providing for the issue of each series of Preferred Stock, the number of shares of each such series authorized to be issued and the preferences and relative, participating, optional and other rights pertaining to each such series, and the qualifications, limitations or restrictions thereof, including, full power and authority to determine, as to the Preferred Stock of each such series (a) the rate of dividend, the time of payment, whether dividends shall be cumulative and if so, the dates from which dividends shall be cumulative, and the extent of participation rights, if any, (b) any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action, and the number of votes, if any, to be exercised for each share, (c) the price at and the terms and conditions on which shares may be redeemed, (d) the amount payable upon shares in event of involuntary liquidation, (e) the amount payable upon shares in event of voluntary liquidation, (f) sinking fund provisions for the redemption or purchase of shares, (g) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and (h) any other designations, rights, preferences or limitations that are now or hereafter permitted by law and are not inconsistent with the provisions of this Section B(1).

2.           Dividends.  The holders of the Preferred Stock shall be entitled to receive dividends as and when declared by the Board of Directors out of funds legally available therefor.  Dividends on the Preferred Stock of each series shall be at such rates or to such extent, payable in such manner, under such conditions and on such dates as shall be stated in the amendment to the Articles of Incorporation providing for the issuance of each such series of Preferred Stock.  The holders of Common Stock shall be entitled to receive such dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor, subject to the rights of the series of Preferred Stock outstanding from time to time.  Dividends on Preferred Stock shall be in preference to dividends on Common Stock, unless otherwise determined by the Board in the amendment or amendments providing for an issue of Preferred Stock.

3.           Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, there shall be paid to the holders of shares of Preferred Stock of each series the fixed amount per share payable in the event of liquidation, dissolution or winding up of the Corporation, stated in the amendment of the Articles of Incorporation providing for the issuance of each such series of Preferred Stock, plus the unpaid dividends accrued thereon, if such dividends be cumulative, before any sum shall be paid to, or any assets distributed among, the holders of the Common Stock, but the holders of the Preferred Stock shall be entitled to no further payment or distribution than as provided above.  If amounts payable to holders of shares of Preferred Stock on liquidation, dissolution or winding up are not paid in full, the shares of Preferred Stock shall share in any distribution of assets (other than by way of dividends) on a basis determined by the Board in the amendment or amendments providing for the issue of each series of Preferred Stock, or, in the absence of such determination, the shares of Preferred Stock shall share ratably on a share for share basis in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled, in proportion to the number of shares of Common Stock so held, to payment or distribution of any assets remaining after all required payments to holders of Preferred Stock.  A liquidation, dissolution or winding up of the Corporation, as such terms are used in this  Section B(3), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, lease or conveyance of all or part of its assets.

4.           Redemption.  The Preferred Stock of each series shall be subject to redemption if so provided, and at the prices, and upon the terms and conditions stated, in the amendment to the Articles of Incorporation providing for the issuance of each such series of Preferred Stock.

 5.           Voting.  The holders of each series of the Preferred Stock shall have no voting power except as may be required by law, or as may be provided, and upon the terms and conditions stated, in the amendment to the Articles of Incorporation providing for the issuance of each such series of Preferred Stock.  Except as set forth hereinabove, the entire and exclusive voting rights are vested in the holders of the Common Stock.  Each holder of the Common Stock shall have one vote for each share held by him, and each holder of any series of Preferred Stock when and if entitled to vote shall also have such votes for each share held by him as provided in the amendment to the Articles of Incorporation providing for the issuance of each such series of Preferred Stock.

6.           Pre-emptive Rights.  No holder of any share of capital stock of the Corporation, whether now or hereafter authorized or outstanding, shall have any pre-emptive or preferential right to purchase or subscribe to purchase i) any shares of stock of any class of the Corporation or other security that the Corporation may determine to issue, whether share of stock or other security to be issued is now or hereafter authorized, ii) any warrants, rights or options to purchase any stock or other security , or iii) any obligation convertible into any such stock or other security or into warrants, rights or options to purchase any such stock or other security.

ARTICLE IV
DIRECTORS

The number of directors shall be fixed by the By-Laws.  In the absence of such a provision in the By-Laws, the number of directors shall be nine.  Upon the effective date of these Articles of Incorporation, the Board of Directors shall divide the directors of the corporation into three classes as nearly equal in number as possible.  The term of office of the first class of directors shall expire at the first annual meeting of stockholders after the initial election dividing directors into such classes, that of the second class shall expire at the second annual meeting after such election, and that of the third class at the third annual meeting after such election.  At each annual meeting of stockholders, successors to the class of directors whose terms shall then expire and any other nominees for election as a director of such class shall be elected to hold office until the third succeeding annual meeting.  If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes by the Board of  Directors as to make all classes as nearly equal in number as possible.  Vacancies resulting from an increase in the number of directors may be created and filled by action of the Board of Directors between annual meetings of stockholders.  A director may be removed only if the number of votes cast to remove the director constitutes a majority of the votes entitled to be cast at an election of directors.

The names and mailing addresses of the persons who are to serve initially as directors of each class are:

Name                                                      Mailing Address
Class I
Macon F. Brock, Jr.                              c/o Dollar Tree Stores, Inc.
500 Volvo Parkway
Chesapeake, VA 23320

Mary Anne Citrino                               c/o Dollar Tree Stores, Inc.
500 Volvo Parkway
Chesapeake, VA 23320

Richard G. Lesser                                  c/o Dollar Tree Stores, Inc.
500 Volvo Parkway
Chesapeake, VA 23320

Thomas E. Whiddon                            c/o Dollar Tree Stores, Inc.
500 Volvo Parkway
Chesapeake, VA 23320

Class II
J. Douglas Perry                                    c/o Dollar Tree Stores, Inc.
500 Volvo Parkway
Chesapeake, VA 23320

Thomas A. Saunders, III                     c/o Dollar Tree Stores, Inc.
500 Volvo Parkway
Chesapeake, VA 23320

Eileen R. Scott                                       c/o Dollar Tree Stores, Inc.
500 Volvo Parkway
Chesapeake, VA 23320

Class III
H. Ray Compton                                   c/o Dollar Tree Stores, Inc.
500 Volvo Parkway
Chesapeake, VA 23320

Bob Sasser                                            c/o Dollar Tree Stores, Inc.
500 Volvo Parkway
Chesapeake, VA 23320

Alan L. Wurtzel                                    c/o Dollar Tree Stores, Inc.
500 Volvo Parkway
Chesapeake, VA 23320

ARTICLE V
INDEMNIFICATION

A.           Definitions.  For purposes of this Article, the following definitions shall apply:

"Act" means the Virginia Stock Corporation Act, as it exists on the date hereof or is hereafter amended, or any successor or comparable provision of law if such Act is repealed.

"eligible person" means a person who is or was a director or officer of the Corporation, or while serving as such director or officer, is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, affiliated corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  A person shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan.

"expenses" includes, without limitation, counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification.

"liability" means the obligation to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to any employment benefit plan), or reasonable expenses incurred with respect to a proceeding.

"party" includes, without limitation, an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

"proceeding" means any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative and whether formal or informal.

B.           Indemnification of Officers and Directors.

1.           To the full extent that the Act permits the limitation or elimination of the liability of directors and officers, no director or officer of the Corporation made a party to any proceeding shall be liable to the Corporation or its stockholders for monetary damages arising out of any transaction, occurrence or course of conduct, whether occurring prior or subsequent to the effective date of this Article V.

2.           To the full extent permitted by the Act, the Corporation shall indemnify any eligible person who was or is a party to any proceeding, including a proceeding brought by or in the right of the Corporation or brought by or on behalf of the stockholders of the Corporation, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law.  To the same extent, the Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer against liability and/or to advance or reimburse his expenses in respect to any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

3.           The provisions of this Article V shall be applicable to all proceedings commenced after it becomes effective, arising from any act or omission, whether occurring before or after such effective date.  No amendment or repeal of this Article V shall impair or otherwise diminish the rights provided under this Article V (including those created by contract) with respect to any act or omission occurring prior to such amendment or repeal.  The Corporation shall promptly take all such actions and make all such determinations and authorizations as shall be necessary or appropriate to comply with its obligation to make any indemnity against liability, or to advance any expenses, under this Article V and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such director or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.

4.           The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the director or officer did not meet any standard of conduct that is a prerequisite to the limitation or elimination of liability provided in Section B(1) of this Article V or to his entitlement to indemnification under Section B(2) of this Article V.

5.           No indemnification under Section B(2) of this Article V (unless ordered by a court of law) shall be made by the Corporation without a determination in the specific case that indemnification is proper in the circumstances because the proposed indemnitee has met the standard of conduct that is a prerequisite to his entitlement to indemnification under Section B(2) of this Article V.

The determination shall be made:

(a)           By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(b)           If a quorum cannot be obtained under subsection (a) of this Section B(5), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(c)           By special legal counsel:

i)	selected by the Board of Directors in the manner prescribed in subsection (a) of this Section B(5) or its committee in the manner prescribed in subsection (b) of this Section B(5); or

ii)
if a quorum of the Board of Directors cannot be obtained under subsection (a) of this Section B(5) and a committee cannot be designated under subsection (b) of this Section B(5), selected by a majority vote of the full Board of Directors including directors who are parties; or

(d)           By the stockholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such authorizations and evaluations shall be made by those entitled under subsection (c) of this Section B(5) to select counsel.

Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification, an advance or reimbursement is claimed, any determination as to such indemnification, advance or reimbursement shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee.  If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

6.           (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer (and may do so for a person referred to in Section B(7) of this Article V) who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section B(2) of this Article V if the director, officer or person furnishes to the Corporation:

i)           a written statement, executed personally, of his good faith belief that he has met the standard of conduct that is a prerequisite to his entitlement to indemnification under Section B(2) of this Article V; and

ii)           a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

(b) The undertaking required by paragraph (ii) of subsection (a) of this Section B(6) shall be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

(c)           Authorizations of payments under this Section B(6) shall be made by the persons specified in Section B(5) of this Article V.

7.           The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in Section B(2) of this Article V who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same or a lesser extent as if such person were specified as one to whom indemnification is granted in Section B(2) of this Article V.  The provisions of Sections B(3) through B(6) of this Article V shall be applicable to any indemnification provided pursuant to this Section B(7).

8.           The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article V and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article V.

9.           Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators.  The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article V on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article V.  Nothing herein shall prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, or provisions for indemnification agreements, By-Laws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, By-Laws or arrangements); provided, however, that any provision of such agreements, By-Laws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article V or applicable laws of the Commonwealth of Virginia, but other provisions of any such agreements, By-Laws or other arrangements shall not be affected by any such determination.

10.           Each provision of this Article V shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

ARTICLE VI
AMENDMENTS

Adoption of any amendment to the Articles of Incorporation requires, of each voting group entitled to vote thereon, approval of the amendment by a majority of a quorum of the voting group.  Nothing in this Article VI shall be construed to require shareholder approval of an amendment or amendments to these Articles of Incorporation providing for the issuance of any series of Preferred Stock in accordance with Article III(B) of these Articles of Incorporation.

ARTICLE VII
MISCELLANEOUS

A.           The Corporation elects not to be governed by Article 14 of the Act, entitled "Affiliated Transactions."

B.           The Corporation elects not to be governed by Article 14.1 of the Act, entitled "Control Share Acquisitions," and such Article shall not apply to acquisitions of shares of the Corporation.

C.           Where approval of any voting group of the corporation’s shareholders is required under the Act for the following actions, approval shall require the affirmative vote of a majority of the shares entitled to be cast thereon by that voting group: (1) the approval by the shareholders of a plan of merger or share exchange; (2) the approval by the shareholders of a sale, lease, exchange or other disposition of the corporation’s assets, other than a disposition described in § 13.1-723 of the Act or any successor statute, if the disposition would leave the corporation without a “significant continuing business activity,” as described by the Act; (3)  the approval by the shareholders of a plan of domestication; (4)  the approval by the shareholders of a plan of entity conversion; or (5)  the approval by the shareholders of a proposal for dissolution of the corporation.

ARTICLE VIII
REGISTERED AGENT

The post office and physical address of the initial registered agent shall be 999 Waterside Drive, Suite 1700, in the City of Norfolk, Virginia 23510, and the initial registered agent shall be William A. Old, Jr., who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.